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                                                                     Exhibit 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS



                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Directly:        (312) 861-2000                      Facsimile:
 (312) 861-2000                                                  (312) 861-2200


                                August 12, 2002


Bcom3 Group, Inc.
35 West Wacker Drive
Chicago, IL 60601

Re:  Federal Income Tax Opinion

Dear Sirs/Mesdames:

    In connection with the transactions described in the Proxy Statement and Prospectus included in the Registration Statement on Form F-4 (Registration No. 333-87600) (the "Registration Statement") of Publicis Groupe S.A. (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion concerning the material United States federal income tax consequences of the first step merger and the Publicis/Bcom3 merger to the holders of Class A common stock of Bcom3 Group, Inc. ("Bcom3").

    We have examined the Proxy Statement and Prospectus, the Registration Statement, and such other documents and such legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein. Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures and existing judicial decisions.

    Based on the foregoing, the discussions set forth under the caption "Material U.S. Federal Income Tax Consequences of the First Step Merger, of the Publicis/Bcom3 Merger and of Holding Publicis Instruments" in the Proxy Statement and Prospectus express our opinion as to the material U.S. federal income tax consequences of the transactions described therein, subject to the qualifications therein, and are based upon reasonable interpretations of existing law. There can be no assurance, however, that such views will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions, or judicial decisions, any of which challenges or alterations may be applied retroactively.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               /s/ Kirkland & Ellis
                                               --------------------
                                                   Kirkland & Ellis




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